SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) February 20, 2007
BOWATER INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-8712	62-0721803

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 East Camperdown Way, Greenville, South Carolina	29602

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (864) 271-7733
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Retention Plan
     On February 20, 2007, Bowater Incorporated (the “Company”) adopted the Bowater Incorporated Retention Bonus Pay Plan (the “Plan”). The Plan, which is effective as of January 29, 2007, was established for the benefit of eligible employees in connection with the pending merger of equals between the Company and Abitibi-Consolidated Inc. The purpose of the Plan is to provide eligible employees with (i) a retention bonus if such employee remains with the Company through the closing of the merger or its cancellation and (ii) an additional retention bonus if such employee is requested to remain with the Company for a transition period following closing of the merger. The amount of the bonus is 25%, 35% or 50% of the employee’s base salary, depending upon employment level. The employee is also entitled to a pro rata portion of his target bonus for the year.
     The Company’s Chief Financial Officer and other Named Executive Officers will be eligible for retention bonuses under the plan. The approximate amounts expected to be paid to these executives are as follows:

Executive Officer	Title	Amount

William G. Harvey	Executive Vice President and Chief Financial Officer	$177,625

Pierre Monahan	Executive Vice President	$255,741

C. Randolph Ellington	Senior Vice President	$157,405

William C. Morris	Senior Vice President	$167,066
     The foregoing description of the Retention Plan does not purport to be complete and is qualified in its entirety by reference to the full Plan, which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

Item 8.01	Other Events.
     As reported under Item 5.02, in February 20, 2007, the Registrant adopted the Bowater Incorporated Retention Bonus Pay Plan. Details of the plan and expected payouts to Named Executive Officers are described under Item 5.02 of this report.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

10.1	Bowater Incorporated Retention Bonus Pay Plan

2

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BOWATER INCORPORATED
Dated: February 26, 2007	By:	/s/ Ronald T. Lindsay
		Name:	Ronald T. Lindsay
		Title:	Executive Vice President - General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Bowater Incorporated Retention Bonus Pay Plan